EXHIBIT 99.1

Kodiak Oil & Gas Corp. Announces Third Quarter 2008 Operating and Financial Results Conference Call

DENVER, Oct. 23 /CNW/ -- Kodiak Oil & Gas Corp. (Amex: KOG - News), an oil and gas exploration and production company with assets in the Green River and Williston Basins, expects to release its third quarter 2008 financial and operating results after the close of trading on November 5, 2008. In conjunction with Kodiak's release of its results, investors, analysts and other interested parties are invited to listen to a conference call with management on Thursday, November 6, 2008 at 11:00 a.m. Eastern Standard Time.

Date:	Thursday, November 6, 2008

Time:	11:00 a.m. EST
10:00 a.m. CST
9:00 a.m. MST
8:00 a.m. PST

Call:	(877) 257-3168 (US/Canada) and (706) 643-3820 (International)
Passcode: 67927093

Internet: Live and rebroadcast over the Internet
http://www.videonewswire.com/event.asp?id=52046
or at: http://www.kodiakog.com

Replay:	Available through Tuesday, November 11, 2008 at (800) 642-1687
(US/Canada) and (706) 645-9291 (International) using passcode
67927093 and for 30 days at http://www.kodiakog.com

About Kodiak Oil & Gas Corp.

Kodiak Oil & Gas, Denver-based, is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains. For further information, please visit http://www.kodiakog.com. The Company's common shares are listed for trading on the American Stock Exchange "KOG."